Exhibit 10.5

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”), dated as of December 11, 2023, is made by ADITXT, INC., a Delaware corporation f/k/a Aditx Therapeutics, Inc. and PEARSANTA, INC., a Delaware limited liability company (collectively, “Grantor”) in favor of Baker Bros. ADVISORS LP as agent for the Noteholders (as defined below) (in such capacity, “Secured Party”), with reference to the following facts:

RECITALS

A. Grantor and Secured Party entered into a Assignment Agreement of even date herewith (as the same may be amended from time to time, the “Assignment Agreement”), pursuant to which Grantor was assigned from Secured party the “Assigned Loans” (as defined therein) (the “Assigned Assets”).

B. In consideration for the purchase of the Assigned Assets, Aditxt, Inc. (in such capacity, “Borrower”) delivered to Baker Brothers Life Sciences, L.P. and 667, L.P. (the “Noteholders”), among other things, Secured Promissory Notes, in the aggregate original principal amount of $5,000,000.00, dated of even date herewith (as may be amended, restated, supplemented or otherwise modified from time to time, the “Notes”).

C. In further consideration for the purchase of the Assigned Assets, Grantor has agreed to grant to Secured Party, for the benefit of the Noteholders, a continuing security interest in the Collateral (defined below) in order to secure the Obligations (defined below).

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and incorporating the recitals set forth above, Grantor hereby jointly and severally represents, warrants, covenants, agrees, assigns and grants as follows:

1.	Definitions. Capitalized terms defined in the Delaware Uniform Commercial Code (the “UCC”) and not otherwise defined in this Agreement shall have the meanings defined for those terms in the UCC and if not defined in this Agreement or in the UCC shall have the meanings defined for such terms in the Note. As used in this Agreement, the following terms shall have the meanings respectively set forth after each:

“Collateral” means the trademarks and patents set forth on Exhibit A-1, all licensed patents that do not constitute Excluded Property (including, but not limited to those licenses set forth on Exhibit A-2, as amended from time to time), all Proceeds of each of the foregoing (such as, by way of example but not by way of limitation, income, license royalties, damages, proceeds of infringement suits and other payments due and/or payable with respect thereto), the right to sue for past, present and future infringements and misappropriations, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof, and all books and records relating to any of the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing; provided, however, Collateral shall not include any Excluded Property.

“Excluded Property” means any lease, license or contract to which Grantor is a party, or any license, consent, permit, variance, certification, authorization or approval of any governmental authority (or any person acting on behalf of a governmental authority) of which Grantor is the owner or beneficiary, or any of its rights or interests thereunder, if and for so long as the grant of a security interest therein shall constitute or result in (i) the abandonment, invalidation or unenforceability of the right, title or interest of Grantor therein or (ii) a breach or termination pursuant to the terms of, or a default under, such lease, license or contract or such license, consent, permit, variance, certification, authorization or approval (other than, in the case of clauses (i) and (ii), to the extent that any such term would be rendered ineffective pursuant to Section 9.406, 9.407, 9.408 or 9.409 of the UCC or any other applicable law or principles of equity).

“Lien” means any mortgage, deed of trust, or pledge, security interest, hypothecation, assignment, assigned deposit, arrangement, encumbrance, encroachment, lien (statutory or otherwise), claim, option, reservation or defect of any kind, or preference, or priority, or other security agreement or preferential arrangement of any kind of or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing statement under the UCC, or under the comparable law of any other jurisdiction).

“Obligations” means any and all principal or other amounts owed by Grantor to the Noteholders from time to time under the Notes.

2.	Security Agreement. To secure the prompt payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, Grantor hereby assigns and pledges to Secured Party, and grants to Secured Party a security interest in, all presently existing and hereafter acquired Collateral, as security for the timely payment and performance of the Obligations.

3.	Covenants.

3.1	The Grantor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or reasonably requested by the Secured Party to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto, or to enable the Secured Party to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall (x) file with the Delaware Department of State a UCC-1 describing the Collateral, (y) upon the occurrence of an Event of Default, file with the United States Patent and Trademark Office (or any successor office) this Agreement or any intellectual property security agreements (or supplements thereto) or other documents that are necessary for the purpose of perfecting, continuing or enforcing the pledge and security interest granted hereunder in the Collateral owned by Grantor, and (z) take such other action as necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in the Collateral.

3.2	The Grantor will not (a) create, incur, assume or suffer to exist any Lien upon any Collateral, except for non-exclusive licenses granted by the Grantor in the ordinary course of business, or file or allow to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral in which the Secured Party is not named as secured party for the benefit of the Noteholders or (b) sell, lease, license or otherwise transfer the Collateral, except for non-exclusive licenses granted by the Grantor in the ordinary course of business. The Grantor will use its reasonable efforts to (unless in the judgment of Grantor, it is no longer necessary for the business of the Grantor) (i) protect, defend and maintain the validity and enforceability of the Collateral, (ii) detect infringements of the Collateral, and (iii) not allow any material Collateral to be abandoned, forfeited or otherwise disposed without the written consent of Secured Party, which shall not be unreasonably withheld.

3.3	The Grantor will use commercially reasonable efforts to obtain the consent of Loma Linda University and Leland Stanford Junior University (collectively, “Licensors”) to grant Secured Party a security interest in the license agreements entered into between Licensors and the Grantor from time to time. After obtaining such consent, Exhibit A-2 to this Agreement will be amended and supplemented to add such licenses and the Grantor shall promptly (but in any event within two Business Days) deliver notice thereof to Secured Party.

4.	Rights Upon Event of Default. Upon the occurrence of an Event of Default, Secured Party may from time to time, exercise any or all rights and remedies available under this Agreement and the other Loan Documents, at law and/or in equity including, without limitation, the rights and remedies of a secured party under the UCC and such additional rights and remedies to which a secured party is entitled under applicable law in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by applicable, to exercise, without notice of any kind (except as required by applicable law), all voting, consensual and other powers of ownership pertaining to the Collateral and to receive dividends, interest payments and distributions, as if the Secured Party were the sole and absolute owner thereof (and the Grantor agrees to take all such action as may be appropriate to give effect to such right). The rights and remedies of Secured Party under this Agreement and the other Loan Documents shall be cumulative.

5.	Release of Collateral. The security interest granted herein shall terminate and be of no further force and effect upon the repayment in full (other than contingent indemnification obligations that are not yet due and payable) of the Notes. Following such repayment, the Secured Party will promptly will execute and deliver, (and file, if required) as soon as reasonably practical, such documentation as may be reasonably necessary to evidence and effectuate the appropriate releases and terminations, including UCC financing statement terminations and intellectual property security terminations, in each case at the sole cost of the Grantor.

6.	Waivers. Except for termination or release of a Grantor’s obligations hereunder as expressly provided for in Section 5, the obligations of each Grantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or un-enforceability of the Obligations or otherwise (other than defense of payment in full). Without limiting the generality of the foregoing, the obligations of each Grantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise affected by: (i) the failure of the Secured Party or any Noteholder to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) the failure of any other Grantor to sign or become party to this Guaranty or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Grantor under this Agreement; (iii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Secured Party or any Noteholder for the Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Grantor or otherwise operate as a discharge of any Grantor as a matter of law or equity; (vi) any illegality, irregularity, invalidity or enforceability of any Obligation or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Obligations or any part thereof, or any other invalidity or unenforceability relating to or against Borrower of any of the Obligations, for any reason related to any Loan Document or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by Borrower or any Grantor of the Obligations or otherwise affecting any term of any of the Obligations; (vii) any change in the corporate existence, structure or ownership of any Grantor of any of the Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Grantor of the Obligations, or any of their respective assets or any resulting release or discharge of any Obligation; (viii) the existence of any claim, set-off or other rights that such Grantor may have at any time against any Grantor, the Secured Party, or any other corporation or person, whether in connection herewith or any unrelated transactions; provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim; (ix) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Obligations; (x) any modification or amendment of or supplement to the Notes or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Obligations; (xi) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Obligations or any part thereof, any other guaranties with respect to the Obligations or any part thereof, or any other obligation of any person or entity with respect to the Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Obligations; (xii) the election by, or on behalf of, any one or more of the Noteholders, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code (or any equivalent or similar provisions under any Debtor Relief Law); (xiii) any borrowing or grant of a security interest by the Borrower or any of its subsidiaries, as debtor-in-possession, under Section 364 of the Bankruptcy Code (or any equivalent or similar provisions under any Debtor Relief Law) or in any other bankruptcy or insolvency proceeding; and (xiv) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Party that might otherwise constitute a defense to, or a legal or equitable discharge of, any Grantor or any other guarantor or surety (other than defense of payment or performance in full) to take and hold security in accordance with the terms of the Loan Documents for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Grantor hereunder. To the fullest extent permitted by applicable law, each Grantor waives any defense based on or arising out of any defense of any other Grantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Grantor, other than the the release of such Grantor from this Agreement pursuant to Section 5. The Secured Party and the other Noteholders may, at their election and in accordance with the terms of the Loan Documents, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Grantor or exercise any other right or remedy available to them against any Grantor, without affecting or impairing in any way the liability of any Grantor hereunder. To the fullest extent permitted by applicable law, each Grantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Grantor against any other Grantor, as the case may be, or any security.

7.	Miscellaneous Provisions. Sections 8 through 15 of the Notes are hereby incorporated herein by this reference mutatis mutandis.

IN WITNESS WHEREOF, Grantor has executed this Agreement by its duly authorized officer as of the date first written above.

“Grantor”

ADITXT, INC., a Delaware corporation

By:	/s/ Amro Albanna
Amro Albanna, Chief Executive Officer

[IP Security Agreement]

PEARSANTA, INC., a Delaware corporation

By:	/s/ Ernie Lee
Ernie Lee, Chief Executive Officer

[IP Security Agreement]

Acknowledged and accepted:

“Secured Party”

BAKER BROS. ADVISORS LP

By:	/s/ Scott Lessing
Scott Lessing, President

[IP Security Agreement]

EXHIBIT A-1

Trademarks

Patents

EXHIBIT A-2